Exhibit 8.1

July 6, 2011

Wells Fargo & Company,

420 Montgomery Street,

San Francisco, California 94163.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $14,321,000 Medium-Term Notes, Series K, Notes linked to the Dow Jones – UBS Commodity IndexSM due January 8, 2018 as described in the Company’s Pricing Supplement No. 92 dated June 28, 2011 (“Pricing Supplement 92”) to the Prospectus Supplement dated April 23, 2010 (“the Prospectus Supplement”) and the Prospectus dated June 4, 2009 (the “Prospectus”), contained in the Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement”), (ii) $6,587,000 Medium-Term Notes, Series K, Notes linked to a Global ETF Basket due January 7, 2016 as described in the Company’s Pricing Supplement No. 93 dated June 28, 2011 (“Pricing Supplement 93”) to Product Supplement No. 5 dated June 17, 2010, the Prospectus Supplement and the Prospectus contained in the Registration Statement, (iii) $2,877,000 Medium-Term Notes, Series K, Notes linked to a Global ETF Basket due January 7, 2016 as described in the Company’s Pricing Supplement No. 94 dated June 28, 2011 (“Pricing Supplement 94”) to Product Supplement No. 4 dated May 28, 2010 (“Product Supplement 4”), the Prospectus Supplement and the Prospectus contained in the Registration Statement, (iv) $3,461,000 Medium-Term Notes, Series K, Notes linked to the iShares® MSCI Emerging Markets Index Fund due January 7, 2015 as described in the Company’s Pricing Supplement No. 95 dated June 28, 2011 (“Pricing Supplement 95”) to Product Supplement 4, the Prospectus Supplement and the Prospectus contained in the Registration Statement, (v) $1,781,000 Medium-Term Notes, Series K, Notes linked to the iShares® Russell 2000 Index Fund due January 7, 2014 as described in the Company’s Pricing Supplement No. 97 dated June 28, 2011 (“Pricing Supplement 97”) to Product Supplement 4, the Prospectus Supplement and the Prospectus contained in the Registration Statement, and (vi) $6,650,000 Medium-Term Notes, Series K, Notes linked to a Commodity Basket due July 8, 2015 as described in the Company’s Pricing Supplement No. 102 dated June 28, 2011 (“Pricing Supplement 102”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “United States Federal Income Tax Considerations” in Pricing Supplements 92 and 102 and under the heading “Tax Consequences” in Pricing Supplements 93, 94, 95, and 97

We hereby consent to the reference to us under the heading “United States Federal Income Tax Considerations” in Pricing Supplements 92 and 102 and under the heading “Tax Consequences” in Pricing Supplements 93, 94, 95, and 97 and the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP